Exhibit 3.7

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:46 PM 12/01/2008

FILED 05:22 PM 12/01/2008

SRV 081154964 - 3727495 FILE

CERTIFICATE OF FORMATION
OF
MARLIN TEXAS GP, L.L.C.

I, the undersigned natural person of the age of eighteen years or more, acting as an authorized person of a limited liability company under the Delaware Limited Liability Company Act, as amended, do hereby submit the following Certificate of Formation for such limited liability company:

ARTICLE I

The name of the limited liability company is Marlin Texas GP, L.L.C.

ARTICLE II

The address of the limited liability company’s initial registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its initial registered agent at such address is the Corporation Service Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November, 2003.

/s/ Richard G. Zepernick, Jr.
Richard G. Zepernick, Jr., Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

3.	Name of Limited Liability Company: Marlin Texas GP, L.L.C.

4.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows: The name of the Limited Liability Company is changed to “Energy XXI Texas GP, LLC”.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of April, 2006.

By	Energy XXI Gulf Coast, Inc.,
Sole Member

	By:	/s/ John D. Schiller, Jr.
John D. Schiller, Jr.,
Chief Executive Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:04 PM 04/05/2006

FILED 01:45 PM 04/05/2006

SRV 060321185 - 3727495 FILE

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:46 PM 12/01/2008

FILED 05:22 PM 12/01/2008

SRV 081154964 - 3727495 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

ENERGY XXI TEXAS GP, LLC
(a Delaware limited liability company)

The undersigned, on behalf of ENERGY XXI TEXAS GP, LLC, a limited liability company formed and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”). DOES HEREBY CERTIFY as follows:

FIRST:      The Company filed its original Certificate of Formation with the Delaware Secretary of State on November 13, 2003 (the “Original Certificate”) under the name of Marlin Texas GP, L.L.C.

SECOND:      The Company filed a Certificate of Amendment with the Delaware Secretary of State on April 5, 2006, which amended the Original Certificate to change the name of the Company to “Energy XXI Texas GP, LLC” (the “First Amended Certificate”).

THIRD:      Article 1 of the Original Certificate is hereby amended as follows: The name of the limited liability company is “Energy XXI Texas Onshore, LLC”.

FOURTH:      In accordance with the Delaware Limited Liability Company Act, the amendment set forth in this Certificate was duly approved and adopted by all of the managers of the Company.

IN WITNESS WHEREOF, the undersigned on behalf of the Company for the purpose of amending the Certificate of Formation of the Company pursuant to the Delaware Limited Liability Company Act, under penalties of perjury does hereby declare and certify that this is the act and deed of the Company and the facts stated herein are true and, accordingly, has hereunto signed this Certificate of Amendment of Certificate of Formation this 1st day of December, 2008.

/s/ Rick Fox
Rick Fox
Authorized Person